UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 20, 2008
Oracle Corporation
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-51788 (Commission File Number)	54-2185193 (IRS Employer Identification No.)

500 Oracle Parkway, Redwood City, CA (Address of Principal Executive Offices)	94065 (Zip Code)
Registrant’s telephone number, including area code: (650) 506-7000
N/A
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events
     Item 8.01 Other Events
Oracle Corporation today announced that its Board of Directors has authorized the repurchase of up to an additional $8.0 billion of common stock under its share repurchase program. With this increase, the Company currently has authorization to repurchase approximately $9.3 billion of common stock. Oracle intends to use the additional authorization to repurchase its shares from time to time to offset the dilution created by shares issued under Oracle’s stock option and employee stock purchase plans and to repurchase shares opportunistically. The stock repurchase authorization does not have an expiration date and the pace of repurchase activity will depend on factors such as working capital needs, cash requirements for acquisitions, repayment or repurchase of debt, stock price, and economic and market conditions. Stock repurchases may be effected from time to time through open market purchases and/or pursuant to a Rule 10b5-1 plan. The stock repurchase program may be accelerated, suspended, delayed or discontinued at any time.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORACLE CORPORATION
Date: October 20, 2008	By:	/s/ Jeff Epstein
		Name:	Jeff Epstein
		Title:	Executive Vice President and Chief Financial Officer